Securities And Exchange Commission
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2002

Daleen Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27491	65-0944514
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S.Employer Identification No.)

902 Clint Moore Road, Suite 230 Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

(561) 999-8000
(Registrant’s telephone number, including area code)

SIGNATURES

Item 5 – Other Events.

     Daleen Technologies, Inc. (“Daleen”), a global provider of high performance billing and customer care software solutions that manage the revenue chain, today announced that it has completed the sale of its subsidiary, PartnerCommunity, Inc., to PartnerCommunity Acquisition Corp., a newly formed, venture-backed Delaware corporation. Based in Boca Raton, Florida, PartnerCommunity, Inc. provides partner management solutions to service providers. Initially launched as a business unit within the company, PartnerCommunity was incorporated in July 2000 as a subsidiary of Daleen Technologies, Inc. with initial funding from Daleen.

     The terms of the deal included the payment by the purchaser to Daleen of a combination of cash, a 30-month promissory note, and warrants to purchase preferred stock in PartnerCommunity, Inc. Neither the business of PartnerCommunity nor the purchase price paid to Daleen was material to Daleen. In conjunction with the transaction, the purchaser made a capital investment in PartnerCommunity and has indicated its intention to provide additional funding. Jim Daleen, president and chief executive officer of Daleen, has resigned his positions as chairman of the board and secretary of PartnerCommunity. Employees of PartnerCommunity, including Dr. John Yin, its president and chief executive officer, are expected to remain with PartnerCommunity under its new ownership.

     Daleen previously disclosed its intent to sell its ownership interest in PartnerCommunity in its Annual Report on Form 10-K for the year ended December 31, 2001, as well as its Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DALEEN TECHNOLOGIES, INC

	By:	/s/ Jeanne Prayther

Jeanne Prayther Chief Financial Officer, Secretary and Treasurer

Dated: June 27, 2002

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